Amendment to Schedule 1B

Effective as of April 29, 2022, the following Contracts are hereby added to this Schedule 1B and made subject to the Agreement:

Name of Contract	Available Funds/Share Classes	1933 Act Registration Number	Type of Product Supported by Account

VALIC Portfolio Director (new) VALIC Portfolio Director 2 (new) VALIC Portfolio Director Plus (new)	Goldman Sachs VIT Government Money Market Fund Institutional Shares	333-137942	Variable Annuity
VALIC Portfolio Director (old) VALIC Portfolio Director 2 (old) VALIC Portfolio Director Plus (old)	Goldman Sachs VIT Government Money Market Fund Institutional Shares	033-75292	Variable Annuity
VALIC Portfolio Director (Florida)	Goldman Sachs VIT Government Money Market Fund Institutional Shares	333-202700	Variable Annuity
VALIC Portfolio Director Freedom Advisor	Goldman Sachs VIT Government Money Market Fund Institutional Shares	333-220957	Variable Annuity
VALIC Equity Director	Goldman Sachs VIT Government Money Market Fund Institutional Shares	333-170476	Variable Annuity
VALIC Independence Plus	Goldman Sachs VIT Government Money Market Fund Institutional Shares	333-124398	Variable Annuity
VALIC Potentia	Goldman Sachs VIT Government Money Market Fund Institutional Shares	333-49232	Variable Annuity

VALIC UIT-981	Goldman Sachs VIT Government Money Market Fund Institutional Shares	002-96223	Variable Annuity

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 1 with Article XI of the Agreement.

Goldman Sachs Variable Insurance Trust	The Variable Annuity Life Insurance Company
Name: Frank Murphy	Name: Thomas M. Ward
Title: Management	Title: Vice President - Investment

Goldman Sachs & Co. LLC
Name: Marci Green
Title: Managing Director

APPROVED FOR EXECUTION BY AIG
CONSUMER LEGAL DEPARTMENT

CONTROL NO. CW2641106

3/23/2022 | 3:24 PM CDT
DATE:

SIGNED:

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